Exhibit 10.11(b)

SECOND AMENDMENT

TO THE EMPLOYMENT AGREEMENT

Pursuant to Section 17 of the Employment Agreement (the “Agreement”), dated as of February 24, 2007 to be effective June 1, 2007, as amended January 1, 2009, between WellPoint, Inc., an Indiana corporation (together with its successors, subsidiaries and affiliates), and Angela F. Braly, the Agreement is hereby amended, effective as of March 8, 2011 to provide as follows:

Sections 4(h)(ii) and 4(h)(iii) and all applicable cross-references thereto are hereby deleted.

Sections 19(aa) and 19(bb) and all applicable cross-references thereto are hereby deleted.

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IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Agreement effective as of the date first written above.

WELLPOINT, INC.

By:	/s/ Randal L. Brown
Name:	Randal L. Brown
Title:	EVP & Chief Human Resources Officer

EXECUTIVE

/s/ Angela F. Braly
Angela F. Braly